UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1 TO

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2011

TOWER BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania

(State or other jurisdiction of incorporation)

001-34277	25-1445946
(Commission file number)	(IRS employer ID)

112 Market Street, Harrisburg, Pennsylvania	17101
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code – (717) 231-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b)under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE: This Amendment No. 1 to Current Report on Form 8-K/A (the “Amendment”) amends and restates in its entirety the discussion under the heading “Discretionary Cash Bonus Awards” appearing under Item 5.02 of the Current Report on Form 8-K filed by Tower Bancorp, Inc. (“Tower”) on January 27, 2011 (the “Initial Filing”). This Amendment is being filed in order to correctly report the amounts of the discretionary cash bonus awards payable to certain named executive officers of Tower, which were misreported in the Initial Filing due to a calculation error. As a result of the miscalculation, Tower underreported the aggregate amount of discretionary cash bonuses payable to named executive officers by $59,153, including a discretionary cash bonus to a named executive officer not included in the Initial Filing. Except as set forth in this Amendment, the disclosure contained in the Initial Filing remains unchanged.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Discretionary Cash Bonus Awards

On January 25, 2011, the Board of Directors of Tower awarded a discretionary cash bonus to Andrew Samuel, Chief Executive Officer, payable in February 2011, in connection with work completed in 2010. The Board’s decision to award a discretionary cash bonus, which is in addition to any amounts payable under Tower’s 2010 CEO Incentive Plan, was based upon the performance of Tower relative to its peers, key corporate accomplishments and other factors and achievements that the Board did not believe were adequately accounted for in the 2010 CEO Incentive Plan, including, but not limited to, the following:

•	Achieved exceptional organic growth in loans, deposits and non-interest income for the year ended December 31, 2010;

•	Navigated and obtained regulatory and shareholder approvals and closing of the First Chester County Corporation acquisition;

•	Successfully managed and enhanced Tower’s capital structure and levels;

•	Increased liquidity and profile of Tower stock with investors; and

•	Maintained distinctive corporate culture, evidenced by being named a Best Place to Work in PA for the 5th consecutive year.

Also on January 25, 2011, the Employee Development Committee of the Board of Directors of Tower awarded discretionary cash bonuses to certain other named executive officers, payable in February 2011, in connection with work completed in 2010. As with the above award to Mr. Samuel, the discretionary cash bonuses to certain named executive officers are in addition to any amounts payable under Tower’s 2010 Executive Incentive Plan and relate to certain accomplishments and factors described above which the Employee Development Committee did not believe were adequately accounted for in the 2010 Executive Incentive Plan.

The discretionary cash bonuses awarded on January 25, 2011 are as follows.

Name/Position	Amount of Discretionary Bonus

Andrew Samuel Chief Executive Officer	$63,288

Jeffrey Renninger Executive Vice President and Chief Operating Officer	$33,413

Janak Amin Executive Vice President and President and Chief Executive Officer of Graystone Tower Bank	$33,317

Mark Merrill Executive Vice President and Chief Financial Officer	$11,365

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TOWER BANCORP, INC.
(Registrant)

Date: March 7, 2011	By:	/s/ Andrew S. Samuel
Andrew S. Samuel
Chief Executive Officer